Exhibit 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of SSE Telecom, Inc on Form S-8 of our report dated November 29, 2000 (December 22, 2000 as to Note 13), appearing in the Annual Report on Form 10-K of SSE Telecom, Inc for the year ended September 30, 2000.

/s/ Deloitte & Touche LLP
San Jose, California
January 22, 2001